EXHIBIT 5

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FOLEY & LARDNER LLP ATTORNEYS AT LAW
100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX www.foley.com
May 4, 2005	WRITER'S DIRECT LINE 813.225.4126 mtraber@foley.com Email
CLIENT/MATTER NUMBER 051682-0101

Trinsic, Inc.
601 South Harbour Island Boulevard
Suite 220
Tampa, Florida 33602

Re:	Registration Statement on Form S-8 Relating to the Trinsic, Inc. 2004 Stock Incentive Plan

Ladies and Gentlemen:

        We have acted as counsel for Trinsic, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Form S-8 Registration Statement (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 4,808,153 shares of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), which may be issued or acquired pursuant to the 2004 Stock Incentive Plan (the “Plan”). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(3) of Regulation S-K. The 4,808,153 shares of Common Stock issuable pursuant to the Plan are referred to herein as the “Shares.”

        We have examined and are familiar with the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware, Amended and Restated Bylaws of the Company, proceedings of the Board of Directors of the Company in connection with the adoption of the Plan, and such other records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth in this opinion letter.

        Based on the foregoing, it is our opinion that the Shares of common stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

        This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

FOLEY & LARDNER
By:	/s/ Martin A. Traber
MARTIN A. TRABER

MAT/mtv